Exhibit 99.1
CONTACT
Marge Sorge
Tel: +1(734) 578-6507
media@DURAauto.com
DURA Appoints Robert S. Oswald to Board of Directors
ROCHESTER HILLS, Mich., August 8, 2008 –- DURA Automotive Systems, Inc. (Pink Sheets: DRRAQ) announced today that Robert S. Oswald, chairman of Bendix Commercial Vehicle Systems, has been appointed to its board of directors effective immediately.
Oswald, 67, became chairman of Bendix Commercial Vehicle Systems, a member of the Munich, Germany-based Knorr-Bremse Group, in 2003. He was CEO from March 2002 to September 2003. Prior to Bendix, he was chairman, president and CEO of Robert Bosch Corporation and a member of the Board of Management of Robert Bosch, GmbH. Oswald joined Bosch in 1989 and held the Board and North American management positions from July 1996 until his retirement in December 2000.
Mr. Oswald also serves as a director of Perceptron, Inc., which provides process management solutions to automotive and manufacturing companies, and PAICE Corporation, a company developing a hybrid electric powertrain technology. Past assignments also include vice president and general manager – electronics at Cummins, Inc. and a series of manufacturing and development positions with Ford Motor Company.
“Bob’s strong leadership skills and proven track record add another dimension to our dynamic board,” said Tim Leuliette, president and CEO,” His experience in the global marketplace will help DURA move forward as we enhance our global competitiveness and grow profitably.”
Oswald earned a bachelor’s degree in electrical engineering at Kettering University in Flint, Michigan, and an MBA from Michigan State University.
About DURA Automotive Systems, Inc.
DURA Automotive Systems, Inc. (“New DURA”), is a leading independent designer and manufacturer of driver control systems, seating control systems, glass systems, engineered assemblies, structural door modules and exterior trim systems for the global automotive industry. DURA markets its automotive products to every North American, Asian and European original equipment manufacturer (OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.
Forward-looking Statements
This press release may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, Old DURA, Inc. (f/k/a DURA Automotive Systems, Inc. prior to June 25, 2008, “Old DURA”) or New DURA’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to New DURA’s operations and business environment, which may cause the actual results of New DURA to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of New DURA to successfully implement all post-emergence aspects of the Plan as confirmed; (ii) the ability of New DURA to manage liquidity needs and operate subject to the terms of its financing facilities; (iii) the potential adverse impact of the Chapter 11 cases on New DURA’s liquidity or results of operations; (iv) the ability of New DURA to maintain contracts that are critical to its operations; (v) the ability of New DURA to execute its business plans and strategy, and to do so in a timely fashion; (vi) financial results that may be volatile and may not reflect historical trends; (vii) the ability of New DURA to attract, motivate and/or retain key executives and associates; (viii) New DURA’s ability to obtain and maintain normal terms with vendors and service providers; (ix) New DURA’s ability to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or unionized employees of any of its significant customers; (x) general economic or business conditions affecting the automotive industry either nationally or regionally, being less favorable than expected; and (xi) increased competition in the automotive components supply market. Other risk factors have been listed from time to time in Old DURA’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2006, and will be listed from time to time New DURA’s Securities and Exchange Commission reports. Old DURA and New DURA disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.
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